UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 2.02. Results of Operations and Financial Condition.

Sypris Solutions, Inc. (the “Company”) implemented a new enterprise resource planning (ERP) system for its Sypris Electronics segment effective January 1, 2019. Due to data entry processing errors that were made following this transition to the new ERP system, certain vendor invoices related to raw material inventory receipts in the first quarter of 2019 for the Sypris Electronics segment were incorrectly recorded in the second quarter of 2019. These errors resulted in an understatement of accounts payable and cost of sales of approximately $790,000 as of and for the quarter ended March 31, 2019.

●

A restatement of the unaudited consolidated interim financial statements as of and for the quarter ended March 31, 2019 will result in the recognition of cost of sales, accounts payable and inventories in the first quarter of 2019 that were previously expected to be recorded in the second quarter of 2019, thereby having no material impact to the Company’s expected financial results for the six months ending June 30, 2019.

●	A restatement is also not anticipated to impact the Company’s full year margin outlook or its expected return to profitability during 2019 discussed on its earnings call on May 15, 2019.

As more fully described below, this understatement in cost of sales is expected to result in net loss for the first quarter of 2019 to be understated by approximately the same amount. As a result, the Company expects to restate its consolidated financial statements contained in the Company’s Form 10-Q for the first quarter of 2019, as described below in more detail under Item 4.02.

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As noted above under Item 2.02, the Company implemented a new ERP system for its Sypris Electronics segment effective January 1, 2019. Due to data entry processing errors that were made following this transition to the new ERP system, certain vendor invoices related to raw material inventory receipts in the first quarter of 2019 for the Sypris Electronics segment were incorrectly recorded in the second quarter of 2019. These errors resulted in an understatement of accounts payable and cost of sales of approximately $790,000 as of and for the quarter ended March 31, 2019.

On June 21, 2019, the Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of the Company, after considering the recommendation of management, concluded that the unaudited consolidated interim financial statements as of and for the quarter ended March 31, 2019 which are included in the Company’s Quarterly Report on Form 10-Q for such period, filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2019, should no longer be relied upon and will be restated.

The Company will restate its previously issued unaudited consolidated interim financial statements as of and for the quarter ended March 31, 2019 through the filing of an amended Quarterly Report on Form 10-Q for such period (the “Restatement”). This amended Quarterly Report on Form 10-Q will be filed with the SEC as soon as administratively possible. The Restatement does not impact the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2018 or any other prior period.

Background

Sypris Electronics transitioned to the new ERP system in the first quarter of 2019. The same ERP system was implemented for the Mexico operation of the Sypris Technologies segment in 2014 and has been operating effectively since its implementation. As a result of data entry processing errors that were made following Sypris Electronics’ transition to the new ERP system, certain raw materials received in the Sypris Electronics segment during the first quarter of 2019 were properly recorded as new inventories on the Company’s balance sheet as of March 31, 2019, but the corresponding liabilities were inadvertently recorded as accounts payable in the second quarter of 2019.

Raw material receipts are recorded in the ERP system through a debit to inventories and a credit to a purchase price variance (“PPV”) account included in cost of sales. Vendor invoices for raw material receipts are recorded in the ERP system through a debit to the PPV account and a credit to accounts payable. A manual change of the accounting period for certain vendor invoices processed in the new Sypris Electronics ERP system to correspond to actual invoice dates resulted in an understatement of accounts payable and cost of sales as of and for the quarter ended March 31, 2019.

The Company identified the error after the Form 10-Q for the first quarter of 2019 was filed with the SEC. Promptly upon identifying the error, the Company undertook a review of its systems and processes related to the transition to the new ERP system, as well as a review of certain accounting entries in the first quarter. The Company also plans to correct other immaterial accounting errors affecting the first quarter of 2019 discovered through this review related to the ERP system transition. This review is ongoing. Based on our preliminary information, the Company believes net revenue and net cash flows used in operating, investing, and financing activities have not been impacted, with the exception of certain balance sheet classification errors that have been determined to have an immaterial effect on cash and net cash flows used in operating activities.

The Audit Committee has discussed the foregoing matters with Crowe LLP, the Company’s independent registered public accounting firm.  Crowe LLP has not completed its procedures related to the Restatement, and, accordingly, has not reached any conclusions on this matter as of the date of this filing.

The following tables present the estimated effects of the corrections on the Company’s consolidated statements of operations for the quarter ended March 31, 2019 (in thousands except per share amounts):

	Quarter Ended March 31, 2019
	As Reported	Expected Adjustment Range			Expected as Adjusted Range

Cost of sales	$17,973	$700	-	$900	$18,673	-	$18,873

Net loss	($2,305)	($700)	-	($900)	($3,005)	-	($3,205)

Diluted loss per share	($0.11)	($0.03)	-	($0.04)	($0.14)	-	($0.15)

The preliminary revisions set forth in the table above are based on currently available information and are subject to change during the course of the Company’s ongoing review and the process to restate the unaudited consolidated interim financial statements for the first quarter of 2019. Until the Restatement is complete, additional information may become available that could cause the Company’s preliminary revisions to change.

Controls and Procedures

The Company believes that the misstatements that caused the Restatement indicate the existence of one or more material weaknesses in its internal control over financial reporting as of March 31, 2019. The Company will report the material weakness(es) in its amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The Company’s management has already implemented certain enhancements and remedial measures to its internal control over financial reporting to ensure that invoices in the Sypris Electronics segment are correctly assigned to the proper period. Management will continue to monitor the effectiveness of these processes, procedures and controls and will make any further changes deemed appropriate. A material weakness cannot be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The required testing for remediation is expected to occur prior to the Company completing its internal control over financial reporting assessment for the year ended December 31, 2019.

Item 7.01.  Regulation FD Disclosure.

On June 27, 2019, the Company reaffirmed its outlook for 2019 revenue, with full-year revenue expected to be in the range of $100-$110 million and gross margin in the range of 14%-16% for the year. The Restatement discussed under Item 4.02 above will result in the recognition of cost of sales, accounts payable and inventories in the first quarter of 2019 that were previously expected to be recorded in the second quarter of 2019, thereby having no material impact to the Company’s expected financial results for the six months ending June 30, 2019. The Restatement is also not anticipated to impact the Company’s full year margin outlook or its expected return to profitability during 2019 discussed on its earnings call on May 15, 2019.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, any anticipated conclusions of the Company, the Audit and Finance Committee or management, and expectations of future financial and operational performance. These statements are based on management’s views and assumptions at the time originally made, and, except as required by law, the Company undertakes no obligation to update these statements. There can be no assurance that our expectations, projections or views will come to pass, and undue reliance should not be placed on these forward-looking statements. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the Restatement’s quantitative effects; the effectiveness of our internal control over financial reporting and our disclosure controls and procedures; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; our failure to return to profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or other assets to fund operating losses; dependence on, retention or recruitment of key employees; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our reliance on a few key customers, third party vendors and sub-suppliers; continued shortages and extensive lead-times for electronic components; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2019	Sypris Solutions, Inc.

	By:	/s/ Anthony C. Allen
Anthony C. Allen
Vice President & Chief Financial Officer